Exhibit 10.8

MASTER ASSIGNMENT, AGREEMENT AND AMENDMENT NO. 5 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Master Assignment, Agreement and Amendment No. 5 to Second Amended and Restated Credit Agreement ("Agreement") dated as of March 9, 2015 ("Effective Date"), is among Gastar Exploration Inc., a Delaware corporation ("Borrower"), Wells Fargo Bank, National Association, as administrative agent for the Lenders (as defined below) (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent"), as swing line lender (in such capacity, the "Swing Line Lender"), as issuing lender (in such capacity, the "Issuing Lender"), and in its capacity as a Lender (in such capacity, “Wells Fargo”), IBERIABANK, in its individual capacity as a Lender (in such capacity, “IBERIABANK”), Comerica Bank, in its individual capacity as a Lender (in such capacity, “Comerica”), ING Capital LLC, in its individual capacity as a Lender (together with Wells Fargo, IBERIABANK and Comerica, each an “Existing Lender” or “Assignor” and, collectively, the “Existing Lenders” or “Assignors”) and Barclays Bank PLC, in its individual capacity as a Lender (as a “New Lender” or “Assignee”).

RECITALS

A.The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of June 7, 2013, among the Borrower, the lenders thereto from time to time (the "Lenders"), the Administrative Agent, the Collateral Agent, the Swing Line Lender, and the Issuing Lender, as heretofore amended (as so amended, the "Credit Agreement").

B.The parties hereto wish to increase the Borrowing Base under the Credit Agreement and in connection with such increase, each Existing Lender wishes to assign a certain percentage of its rights and obligations under the Credit Agreement as Lender to the New Lender pursuant to the terms hereof.

C.After the assignment and acceptance of the rights and obligations set forth herein have been made effective, the parties hereto agree to, subject to the terms and conditions set forth herein, (i) amend the Credit Agreement as provided herein and (ii) increase the Borrowing Base.

THEREFORE, the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent hereby agree as follows:
Section 1.Defined Terms; Interpretation. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Section 1.    Assignments and Acceptances. In lieu of executing and delivering an Assignment and Acceptance, each Assignor and each Assignee hereby agree to, and the Borrower hereby accepts, the following:
(a)    Assignment. For an agreed consideration, each Assignor hereby irrevocably and severally sells and assigns to each Assignee, and each Assignee hereby irrevocably purchases and assumes from each Assignor, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date (i) such percentage in and to all of such Assignor’s respective rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in Schedule II hereto that would result in each Assignor and each Assignee having the respective Commitments set forth in Schedule II attached hereto (including without limitation any letters of credit and guaranties provided in connection with the Credit Agreement), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of each Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to, and in proportion to, the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by each Assignor to each Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an "Assigned Interest"). Each such sale and assignment is without recourse to each Assignor and, except as expressly provided in this Agreement, without representation or warranty by such Assignor. After giving effect to the sale and assignment pursuant to this Section 2(a) and after giving effect to the increase in the Borrowing Base set forth in Section 3 below, each Lender's Pro Rata Share of the Borrowing Base will be as set forth next to its name on Annex A attached hereto.
(b)    Representations and Warranties of Assignor. Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the relevant Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.
(c)    Representations and Warranties of Assignee. Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 9.07 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.06 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, (F) it has, independently and without reliance upon the Administrative Agent or the other Lenders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, and (G) if it is not incorporated under the laws of the United States of America or a state thereof, on or prior to the date hereof, it has delivered to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent any Assignor or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(d)    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignees whether such amounts have accrued prior to, on or after the Effective Date. The Assignors and Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
(e)    Consent; Waiver of Administrative Fees. Administrative Agent and the Borrower hereby consent to each Assignor’s assignment of the Assigned Interests to each Assignee and a one-time waiver of the $3,500 administrative fees that would otherwise be payable by Assignee pursuant to Section 9.07(b)(iv) of the Credit Agreement as a result of the assignments provided for herein, and waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, including, but not limited, the condition set forth in Section 9.07(b)(i)(B) of the Credit Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Acceptance.
Section 2.    Agreement - Increase in Borrowing Base. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be increased by $55,000,000, resulting in a new Borrowing Base equal to $200,000,000. Such new Borrowing Base shall remain in effect at that level until the effective date of the next Borrowing Base redetermination made in accordance with the Credit Agreement, as amended hereby. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 3 shall be deemed to be the scheduled Spring 2015 redetermination provided for in Section 2.02(b)(i) of the Credit Agreement. Each Lender's Pro Rata Share of the resulting Borrowing Base, after giving effect to the assignment made pursuant to Section 2 above and the increase in the Borrowing Base set forth in this Section 3, is set forth in Annex A attached hereto.
Section 3.    Amendments to Credit Agreement.
(a)    Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following definitions where alphabetically appropriate:
“Senior Secured Leverage Ratio” means, as of a fiscal quarter end, the ratio of (a)(i) the consolidated secured Indebtedness of the Borrower (excluding all Second Lien Debt) as of such fiscal quarter end minus (ii) the lesser of (A) consolidated Available Cash of the Borrower as of such fiscal quarter end and (B) $5,000,000, to (b) the consolidated EBITDAX of the Borrower for the four fiscal quarter period then ended.

“Interest Coverage Ratio” means, as of a fiscal quarter end, the ratio of (a) the consolidated EBITDAX of the Borrower calculated for the four fiscal quarters then ended, to (b) the consolidated Interest Expense of the Borrower for the four fiscal quarters then ended.

(b)    Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby further amended by replacing the definition for “Fee Letter” in its entirety with the following:
“Fee Letter” means, individually and collectively, (a) that certain fee letter agreement dated May 28, 2013, from Wells Fargo and Wells Fargo Securities, LLC to the Borrower and (b) that certain engagement and fee letter dated March 9, 2015 from Wells Fargo and Wells Fargo Securities, LLC to the Borrower.

(c)    Schedule 6.04 (Merger or Consolidation; Asset Sale) of the Credit Agreement is hereby amended by deleting clauses (b)(iv) and (b)(v) in their entirety and replacing them with the following corresponding clauses (b)(iv) and (b)(v):
(iv)     so long as no Event of Default has occurred and is continuing, the Disposition of Property which is not Oil and Gas Properties to which Proven Reserves are attributable and which is not required pursuant to the terms of this Agreement to be Collateral;
(v)     [Reserved];
(d)    Schedule 6.04 (Merger or Consolidation; Asset Sale) of the Credit Agreement is hereby further amended by deleting the lead-in phrase to clause (b)(vi) appearing immediately prior to the colon appearing therein in its entirety and replacing such lead-in phrase with the following:
(vi)..    so long as no Event of Default has occurred and is continuing, the Disposition of Oil and Gas Properties to which Proven Reserves are attributable and the occurrence of any Hedge Event so long as:
(e)    Section 6.17 (Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 6.17    Leverage Ratio. The Borrower shall not permit the Leverage Ratio to exceed, (a) for the fiscal quarter ending June 30, 2013, 4.50 to 1.00, (b) for the fiscal quarter ending September 30, 2013, 4.25 to 1.00, (c) for each fiscal quarter ending on or after December 31, 2013 but prior to March 31, 2015, 4.00 to 1.00, (d) for each fiscal quarter ending on or after March 31, 2015 but prior to September 30, 2016, 5.25 to 1.00, (e) for the fiscal quarter ending on September 30, 2016, 5.00 to 1.00, (f) for the fiscal quarter ending on December 31, 2016, 4.75 to 1.00, (g) for the fiscal quarter ending on March 31, 2017, 4.25 to 1.00, and (h) for each fiscal quarter ending on or after June 30, 2017, 4.00 to 1.00.

(f)    Section 6.18 (Interest Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 6.18    Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio to be less than, (a) for each fiscal quarter ending on or after June 30, 2013 but prior to March 31, 2015, 2.50 to 1.00, (b) for each fiscal quarter ending on or after March 31, 2015 but prior to March 31, 2016, 2.00 to 1.00, and (c) for each fiscal quarter ending on or after March 31, 2016, 2.50 to 1.00.

(g)    Article VI (Negative Covenants) of the Credit Agreement is hereby amended by adding the following new Section 6.25 (Senior Secured Leverage Ratio) to the end thereof:
Section 6.25    Senior Secured Leverage Ratio. The Borrower shall not permit the Senior Secured Leverage Ratio to exceed, (a) for each fiscal quarter ending on or after March 31, 2015 but prior to June 30, 2016, 2.25 to 1.00 and (b) for each fiscal quarter ending on or after June 30, 2016, 2.00 to 1.00; provided that, this clause (b) shall cease to apply commencing with the first fiscal quarter end occurring after June 30, 2016 for which the Leverage Ratio covenant in Section 6.17 is equal to or less than 4.00 to 1.00.

(h)    Schedule I (Pricing Grid) to the Credit Agreement is hereby replaced in its entirety with Schedule I (Pricing Grid) attached hereto;
(i)    Schedule II (Notice Information and Commitments) to the Credit Agreement is hereby replaced in its entirety with Schedule II (Notice Information and Commitments) attached hereto; and
(j)    Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby replaced in its entirety with Exhibit B (Form of Compliance Certificate) attached hereto.
Section 4.    Representations and Warranties. Each Loan Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, partnership, or limited liability company power and authority of such Loan Party, as applicable, and have been duly authorized by appropriate corporate, partnership, or limited liability company action and proceedings, as applicable; (d) this Agreement constitutes the legal, valid, and binding obligation of such Loan Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) the Liens under the Security Instruments are valid and subsisting and secure the Secured Obligations; and (g)  after giving effect to this Agreement, assuming that the Borrower makes Borrowings, or otherwise has Borrowings outstanding, of an amount that causes Availability to be equal to zero Dollars, all such Borrowings were permitted to be incurred and secured under the Second Lien Loan Documents.
Section 5.    Conditions to Effectiveness. This Agreement and the amendments provided herein shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)    the Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of the following, duly and validly executed and delivered by duly authorized officers of the parties thereto:
i.this Agreement and all attached Schedules;

ii.replacement Revolving Notes, if requested by the applicable Existing Lenders, payable to each applicable Existing Lender or its registered assigns;
iii.new Revolving Notes, if requested by the New Lender, payable to the New Lender or its registered assigns; and
iv.a fee letter from Wells Fargo and Wells Fargo Securities, LLC related to this Amendment;
(b)    the representations and warranties in this Agreement made by Borrower shall be true and correct in all material respects; and
(c)    the Borrower shall have paid (i) all reasonable and documented fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment at least 2 days prior to the Effective Date and (ii) the fees required under the fee letter referred to in Section 6(a)(iv) above.
Section 6.    Post-Effective Date Obligation. Within fifteen (15) days following the Effective Date, which date may be extended to thirty (30) days following the Effective Date at the Administrative Agent’s sole discretion, the Administrative Agent shall have received new Mortgages or supplements to existing Mortgages, each in form and substance reasonably satisfactory to the Administrative Agent, in sufficient number to the extent necessary to cause the Collateral Agent to have an Acceptable Security Interest in 85% (by value) of the Proven Reserves reflected in the most recently delivered Engineering Report and the Oil and Gas Properties relating thereto.
Section 7.    Effect on Loan Documents; Acknowledgments.
(a)    The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
(b)    The Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender to collect the full amounts owing to them under the Loan Documents.
(c)    Each of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement.
(d)    From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended prior hereto as described in the recitals, and by this Agreement.

(e)    This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 8.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile or email (i.e., PDF) signature and all such signatures shall be effective as originals.
Section 9.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 10.    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
Section 11.    Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).
Section 12.    Waiver of Jury. THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE AGENTS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 13.    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
[The remainder of this page has been left blank intentionally.]

EXECUTED effective as of the date first above written.

BORROWER:

GASTAR EXPLORATION INC.

By: //s// Michael A. Gerlich____
Michael A. Gerlich
Senior Vice President, Chief Financial Officer and
Corporate Secretary

Signature Page to
Master Assignment, Agreement and Amendment No. 5 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

ADMINISTRATIVE AGENT/COLLATERAL AGENT/ISSUING LENDER/SWING LINE LENDER/LENDER/ASSIGNOR:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: //s// Stephanie Harrell________
Stephanie Harrell
Assistant Vice President

Signature Page to
Master Assignment, Agreement and Amendment No. 5 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

LENDER/ASSIGNOR:

COMERICA BANK

By: //s// William Robinson_____________
Name: William Robinson
Title: Vice President

Signature Page to
Master Assignment, Agreement and Amendment No. 5 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

LENDER/ASSIGNOR:

IBERIABANK

By: //s// W. Bryan Chapman_____
Name: W. Bryan Chapman
Title: Executive Vice President

Signature Page to
Master Assignment, Agreement and Amendment No. 5 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

LENDER/ASSIGNOR:

ING CAPITAL LLC

By: //s// Scott Lamoreaux_____
Name: Scott Lamoreaux
Title: Director

By: //s// Charles Hall_________
Name: Charles Hall
Title: Managing Director

Signature Page to
Master Assignment, Agreement and Amendment No. 5 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

LENDER/ASSIGNEE:

BARCLAYS BANK PLC

By: //s// Ronnie Green_________
Name: Ronnie Green
Title: Vice President

Signature Page to
Master Assignment, Agreement and Amendment No. 5 to
Second Amended and Restated Credit Agreement
(Gastar Exploration Inc.)

ANNEX A
BORROWING BASE

Lenders:	Pro Rata Share of existing Borrowing Base	Pro Rata Share of Borrowing Base*
Wells Fargo Bank, National Association	$44,750,000	$50,000,000
Comerica Bank	$36,250,000	$40,000,000
IBERIABANK	$35,000,000	$35,000,000
ING Capital LLC	$29,000,000	$40,000,000
Barclays Bank PLC	$0	$35,000,000
Total:	$145,000,000	$200,000,000

*Borrowing Base in effect as of March 9, 2015. Borrowing Base is subject to redetermination pursuant to the terms of this Agreement.

Annex A

SCHEDULE I
PRICING GRID

	Utilization Level*	Reference Rate Advances	Eurodollar Rate Advances	Commitment Fee Rate
Level I	Less than 25%	1.00%	2.00%	0.50%
Level II	Greater than or equal to 25% but less than 50%	1.25%	2.25%	0.50%
Level III	Greater than or equal to 50% but less than 75%.	1.50%	2.50%	0.50%
Level IV	Greater than or equal to 75% but less than 90%	1.75%	2.75%	0.50%
Level V	Greater than or equal to 90	2.00%	3.00%	0.50%

The Applicable Margin and the Commitment Fee Rate shall be determined in accordance with the Table set forth above based on (i) the Utilization Level, subject to the last sentence of this Schedule I, and (ii) commencing with the delivery of the Compliance Certificate and related financial statements required to be delivered under Section 5.06 for the fiscal quarter ending March 31, 2015, the Borrower’s Leverage Ratio as reflected in such Compliance Certificate, in any event, subject to the following:

A.     If the applicable Compliance Certificate reflects a Leverage Ratio that is greater than 4.00 to 1.00 but less than or equal to 4.50 to 1.00, then Applicable Margin shall be equal to the applicable percentages set forth in the Table above plus 25 bps.

B.    If the applicable Compliance Certificate reflects a Leverage Ratio that is greater than 4.50 to 1.00, then Applicable Margin shall be equal to the applicable percentages set forth in the Table above plus 37.5 bps.

C.    If the Borrower fails to deliver the financial statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.06, then effective as of the date such financial statements and Compliance Certificate were required to the delivered pursuant to such Section, the Applicable Margin shall be equal to the applicable percentages set forth in the Table above plus 37.5 bps and such additional pricing shall apply until the date such financial statements and corresponding Compliance Certificate are so delivered by the Borrower.

D.    Adjustments, if any, to the Applicable Margin provided for in clauses A, B, and C above shall be made on the date the Administrative Agent receives the applicable financial statements and corresponding Compliance Certificate.

E.    In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.06 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin pursuant to clause (A) or (B) above for any period (an "Applicable Period") than the Applicable Margin actually applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin that would have applied were applicable for such Applicable Period (and in any event at the highest pricing provided in clause (B) above if the inaccuracy was the result of intentional dishonesty, fraud or willful misconduct), and (iii) the Borrower

Schedule I

shall promptly, without further action by Administrative Agent, any Lender or Issuing Lender, pay to the Administrative Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This clause (E) shall not limit the rights of the Administrative Agent and Lenders with respect to the default rate of interest as may otherwise apply under this Agreement. The Borrower’s obligations under this clause (E) shall survive the termination of the Commitments and the repayment of all other Secured Obligations hereunder.

Commencing March 9, 2015, solely for purposes of determining Applicable Margin and Commitment Fee Rate, Utilization Level shall be deemed to be no less than 50% until delivery of the Borrower’s unaudited financial statements and corresponding Compliance Certificate for the fiscal quarter ending June 30, 2015 as required under Section 5.06(b).

Schedule I

SCHEDULE II
NOTICE INFORMATION AND COMMITMENTS
Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.
Administrative Agent/Collateral Agent/Issuing Lender/Swing Line Lender:
Wells Fargo Bank, National Association
1525 West WT Harris Boulevard – 1B1
Charlotte, North Carolina 28262
Attention: Agency Services Manager
Facsimile: (704) 715-0017
with a copy to:
Wells Fargo Bank, National Association
1000 Louisiana, 9th Floor
MAC T0002-090
Houston, Texas 77002
Attention: Charles Randall
Facsimile: (713) 319-1925
Borrower:
Gastar Exploration Inc.
1331 Lamar Street, Suite 650
Houston, Texas 77010
Attention: Michael Gerlich
Facsimile: (713) 739-0458

Lenders:	Commitments	Percentage of Total
Wells Fargo Bank, National Association	$125,000,000	25.00%
Comerica Bank	$100,000,000	20.00%
IBERIABANK	$87,500,000	17.50%
ING Capital LLC	$100,000,000	20.00%
Barclays Bank PLC	$87,500,000	17.50%
Total:	$500,000,000	100.000000%

Schedule II

EXHIBIT B

[See Attached]

Exhibit B – Form of Compliance Certificate

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE
FOR THE PERIOD FROM , 201 TO , 201_

This certificate dated as of ______________, _______ is prepared pursuant to the Second Amended and Restated Credit Agreement dated as of June 7, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement", the defined terms of which are used herein unless otherwise defined herein), among Gastar Exploration Inc., a Delaware corporation (the "Borrower"), the lenders party thereto from time to time (the "Lenders"), Wells Fargo Bank, National Association, as administrative agent for such Lenders, as collateral agent, as issuing lender and as swing line lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, on behalf of the Borrower, certifies, in its capacity as an officer of the Borrower and and not in its individual capacity, that:
(a)    the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of th date hereof, as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date; [or specify and describe any failure to be true and correct]
(b)    attached hereto in Schedule A is a detailed spreadsheet reflecting the covenant calculations, as of the date and for the periods covered by this certificate, including the Borrower’s consolidated Indebtedness, Available Cash, EBITDAX, Interest Expense, current assets, and current liabilities;
[(c)    that no Default or Event of Default has occurred or is continuing as of the date hereof;]
[(c)    the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:
____________________________________;]
(d)    that as of the date hereof for the periods set forth below the following statements, amounts, and calculations included herein and in Schedule A, were true and correct in all material respects:

Exhibit B – Form of Compliance Certificate

I. Section 6.17 Leverage Ratio1:

(a)	The consolidated Indebtedness of the Borrower
(including all Second Lien Debt but excluding all
of Borrower’s obligations under any Hedge Contract)
as of such fiscal quarter end                $

(b)	Borrower’s consolidated Available Cash $

(c)	Borrower’s consolidated EBITDAX for four fiscal
quarter period then ended2
(i) + [(ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii)]3 – (iv) =
$

(i)Consolidated Net Income (loss)            $
(ii)Interest Expense                $
(iii)taxes                        $
(iv)depreciation                    $
(v)amortization                    $
(vi)depletion                    $
(vii)exploration expenses                $
(viii)non-cash charges4                $
(ix)non-cash items of income5            $

Leverage Ratio = [(a) - (b)] to (c)        =    _______________

Maximum Leverage Ratio            =    [5.25][5.00][4.75][4.50]
[4.25][4.00] to 1.00

Compliance                        Yes      No

________________________

[1]	Calculated as of each fiscal quarter end, commencing with the quarter ending June 30, 2013.

[2]
In accordance with the Credit Agreement, EBITDAX shall be subject to pro forma adjustments for acquisitions and asset sales assuming that such transactions had occurred on the first day of the determination period.

[3]	Items (ii) - (viii) shall be included to the extent deducted in determining Consolidated Net Income.

[4]
“non-cash charges” shall include any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 410, 718 and 815.

[5]	“non-cash items of income” shall include non-cash income resulting from the requirements of ASC 410, 718 and 815.

[6]
Use (a) 4.50 for the fiscal quarter ending June 30, 2013, (b) 4.25 for the fiscal quarter ending September 30, 2013, (c) 4.00 for each fiscal quarter ending on or after December 31, 2013 but prior to March 31, 2015, (d) 5.25 for each fiscal quarter ending on or after March 31, 2015 but prior to September 30, 2016, (e) 5.00 for the fiscal quarter ending on September 30, 2016, (f) 4.75 for the fiscal quarter ending on December 31, 2016, (g) 4.25 for the fiscal quarter ending on March 31, 2017, and (h) 4.00 for each fiscal quarter ending on or after June 30, 2017.

Exhibit B – Form of Compliance Certificate

II.     Section 6.18 Interest Coverage Ratio7:

a. consolidated EBITDAX = See I(b) above =	$
(b) consolidated Interest Expense = See I(c)(ii) above	$
Interest Coverage Ratio = (a) to (b) =     _______________
Minimum Interest Coverage Ratio            [2.50][2.00]8 to 1.00

Compliance                        Yes      No

________________________

[7]	Calculated as of each fiscal quarter end, commencing with the quarter ending June 30, 2013.

[8]
Use (a) 2.50 for each fiscal quarter ending on or after June 30, 2013 but prior to March 31, 2015, (b) 2.00 for each fiscal quarter ending on or after March 31, 2015 but prior to March 31, 2016, and (c) 2.50 for each fiscal quarter ending on or after March 31, 2016.

Exhibit B – Form of Compliance Certificate

III.     Section 6.19 Current Ratio9:

(a) consolidated current assets[10]	$
(b) consolidated current liabilities[11]	$
Current Ratio = (a) to (b) =     _______________
Minimum Current Ratio:                1.00 to 1.00
Compliance                        Yes      No

________________________

[9]	Calculated as of each fiscal quarter end, commencing with the quarter ending June 30, 2013.

[10]	“current assets” shall not include non-cash derivative current assets arising from any Hedge Contract.

[11]
“current liabilities” shall not include current maturities in respect of the Obligations, both principal and interest, non-cash derivative current liabilities arising from any Hedge Contract, and current maturities of Indebtedness of the Borrower under the Second Lien Notes.

Exhibit B – Form of Compliance Certificate

IV.     Section 6.25 Senior Secured Leverage Ratio12:

(a) The consolidated secured Indebtedness of the Borrower (excluding all Second Lien Debt) as of such fiscal quarter end	$
b. Consolidated Available Cash of the Borrower as of such fiscal quarter end=	$
c. An amount equal to the lesser of (b) and $5,000,000 =	$
d. An amount equal to (a) minus (c) =	$
e. consolidated EBITDAX = See I(b) above =	$
Senior Secured Leverage Ratio = (d) to (e) =     _______________
Maximum Senior Secured Leverage Ratio    =    [2.25][2.00]13 to 1.00

Compliance14                        Yes      No

________________________

[12]	Calculated as of each fiscal quarter end, commencing with the quarter ending March 31, 2015.

[13]	Use (a) 2.25 for each fiscal quarter ending on or after March 31, 2015 but prior to June 30, 2016, and (b) 2.00 for each fiscal quarter ending on or after June 30, 2016.

[14]
The Borrower shall no longer need to comply with this ratio commencing with the first fiscal quarter end occurring after June 30, 2016 for which the Leverage Ratio in I above is equal to or less than 4.00 to 1.00

Exhibit B – Form of Compliance Certificate

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of _______________ ____, _______.

BORROWER:

GASTAR EXPLORATION INC.

By:
Name:
Title:

Exhibit B – Form of Compliance Certificate